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                                                                    EXHIBIT 1.1
                                                                    -----------

                                                     FORM OF PURCHASE AGREEMENT



                          BORG-WARNER AUTOMOTIVE, INC.
                            (a Delaware corporation)

                            __% Senior Notes due 2006


                               PURCHASE AGREEMENT








Dated:_________________, 1996







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                          BORG-WARNER AUTOMOTIVE, INC.

                            (a Delaware corporation)

                     ___% Senior Notes due __________, 2006

                               PURCHASE AGREEMENT

                               ____________, 1996

MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.
            As Representatives of the several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

                  Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), its ___% Senior Notes due 2006 (the "Securities"). The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A opposite the name of such Underwriter. The Securities are to be issued pursuant to an
indenture to be dated as of                 , 1996 (the "Indenture") between
the Company and The First National



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Bank of Chicago, trustee (the "Trustee"). The Securities and the Indenture are
more fully described in the Prospectus referred to below.

                  You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Securities and that you have been authorized by the other Underwriters to execute this Agreement and the Price Determination Agreement referred to below on their behalf.

                  The principal amount and certain terms of the Securities, and the purchase price of the Securities to be paid by the Underwriters, shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333- ______ ) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Price Determination Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of the Price Determination Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, (i) pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information", and (ii) pursuant to paragraph (d) of Rule 434, to be part of such registration statement at the time it becomes effective is referred to herein as "Rule 434 Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A




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Information or the Rule 434 Information, if applicable, that is used after such effectiveness and prior to the execution and delivery of the Price Determination Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act ("Item 12"), as amended, and Rule 412 of the 1933 Act Regulations ("Rule 412") at the time it becomes effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Original Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement". The prospectus, including the documents incorporated by reference therein pursuant to Item 12 and Rule 412, included in the Original Registration Statement at the time it becomes effective is herein called the "Prospectus", except that, (i) if the final prospectus first furnished to the Underwriters after the execution of the Price Determination Agreement for use in connection with the offering of the Securities differs from the prospectus included in the Original Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriters for such use, and (ii) if Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities, in each case together with the Term Sheet.

                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as you deem advisable after the Registration Statement becomes effective, the Price Determination Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                  Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement or any post-effective amendment thereto shall become effective and at all times subsequent thereto up to the Closing Time referred to below, (A) the Registration Statement and the Prospectus, including any amendments and supplements thereto, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the



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         statements therein not misleading; (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) if Rule 434 is relied upon, the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it becomes effective; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereof.

                  (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (iii) (A) Deloitte & Touche LLP, who have certified the financial statements of the Company and the schedules included or incorporated by reference in the Registration Statement and Prospectus,
         (B) KPMG Peat Marwick, who have certified the financial statements of NSK-Warner K.K. ("NSK-Warner") included or incorporated by reference in the Registration Statement and the Prospectus and (C) Arthur Andersen LLP, who have certified the financial statements of Holley Automotive Inc, Holley Automotive Group, Ltd., Holley Automotive Systems GmbH, Coltec Automotive Inc, and Performance Friction Products, a division of Stemco Inc, an indirect, wholly-owned subsidiary of Coltec Industries Inc. (collectively, the "Coltec Subsidiaries"), included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.

                  (v) The consolidated financial statements and the related notes of the Company, its Subsidiaries (as defined below) and the Coltec Subsidiaries included or



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         incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company, its Subsidiaries and the Coltec Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company, its Subsidiaries and the Coltec Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as set forth in the notes thereto) and subject, in the case of any interim statements, to normal year-end audit adjustments. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial information included or incorporated by reference in the Prospectus present fairly the information shown therein, has been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise.

                  (vii) The Company's only subsidiaries are set forth in Exhibit B hereto (each such corporation is referred to herein as a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise. All of the outstanding shares of capital



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         stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more of the Subsidiaries, in the percentages set forth in Exhibit B hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (viii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

                  (ix) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Prospectus.

                  (x) The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities conform to the description thereof in the Prospectus.

                  (xi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                  (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Registration Statement or any amendment or supplement thereto, there has not been (A) any



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         material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than regular quarterly cash dividends declared or paid on its Common Stock.

                  (xiii) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indenture by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture, have been duly authorized by all necessary corporate action on the part of the Company and do not violate and will not result in any violation of the certificate of incorporation or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, except for such conflicts, breaches or defaults or liens, charges or encumbrances that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.



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                  (xiv)   No authorization, approval, consent or license of, or
         any material filing with, any government, governmental instrumentality or court, domestic or foreign (other than under the 1933, the 1933 Act Regulations, the 1939 Act and the securities or Blue Sky laws of the various states), is legally required for the valid authorization, issuance, sale and delivery of the Securities or for the execution, delivery or performance of the Indenture by the Company.

                  (xv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

                  (xvi) There are no contracts or documents of a character required pursuant to the 1933 Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xvii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and the Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, and has made all filings with all governmental authorities, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to



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         revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, which, singly or in the aggregate, if not so owned, possessed or obtained or the subject of an unfavorable ruling, decision or finding, could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.

                  (xix) The Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise.

                  (xx) Except as disclosed in the Prospectus, to the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could reasonably be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise and, to the knowledge of the Company, except as disclosed in the Prospectus, the Company is not aware of any material existing or imminent labor dispute by the employees of any of its or the Subsidiaries' principal customers that could be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise.

                  (xxi) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (xxii) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened Environmental Claims against the Company or any Subsidiary, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could



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         reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (xxiii) All United States federal income tax returns of the Company (and any of the Subsidiaries, if not included in the Company's U.S. consolidated federal income tax return) required by law to be filed have been properly prepared and filed, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid. All of the Company's United States federal tax returns (and any of the Subsidiaries' tax returns, if applicable) for taxable periods through and including the 1992 federal taxable year have been audited by the Internal Revenue Service or the statute of limitations for such taxable years has run and thus, all taxes for such periods have been finally determined (excluding the effect of any net operating loss or credit carryovers to such periods). All other tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state, local or other law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The Company and the Subsidiaries have paid (or there has been paid on their behalf) all taxes which are due and for which no tax return is required. There are no liens on any of the Company's or the Subsidiaries' assets for taxes, other than for taxes which have accrued but which are not yet due and payable. Neither the Company nor any Subsidiary is liable for any taxes that are imposed on any other person or corporation (other than for taxes imposed on the Company or the Subsidiaries), except as set forth in Treasury Regulation 1.1502-6 with respect to prior consolidated groups of which the Company or its subsidiaries were members.

                  (xxiv) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Subsidiary, or with respect to



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         which the Company or any Subsidiary could incur any liability under
         ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could be subject to any liability under the terms of such Benefit Plans, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) or any applicable agreement (including, without limitation, the agreement dated as of January 14, 1993 (the "PBGC Agreement"), among the Pension Benefit Guaranty Corporation (the "PBGC"), the Company and Borg-Warner Security Corporation ("BWSC")), that could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise. The Company is in compliance in all respects with its obligations under the PBGC Agreement.

                  (xxv) The Securities have been approved for listing on the New York Stock Exchange, Inc.

                  (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  Section 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to be agreed upon by the Representatives and the Company in accordance with Section 2(b) or 2(c), and set forth in the Price Determination Agreement, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule A. If the Company elects to rely on Rule 430A, Schedule A may be attached to the Price Determination Agreement.

                  (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price of the Securities, the purchase price of the Securities to be paid by the several Underwriters and certain other principal terms of the Securities shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Original Registration Statement containing such information will be filed before the Original Registration Statement becomes effective.

                  (c) If the Company has elected to rely upon Rule 430A, the initial public offering price of the Securities, the purchase price of the Securities to be paid by the several Underwriters and certain other principal terms of the Securities shall be agreed upon and set



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forth in the Price Determination Agreement. In the event that the Price
Determination Agreement has not been executed by the close of business on the fourteenth business day following the later of the date on which the Original Registration Statement and any Rule 462(b) Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6, 7 and 8 shall remain in effect.

                  (d) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue or 153 East 53rd Street, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. either (i) on the third full business day after the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement (or, if pricing of the Securities occurs after 4:30 P.M. Eastern time, on the fourth full business day thereafter), or (ii) if the Company has elected to rely upon Rule 430A, on the third full business day after execution of the Price Determination Agreement (or, if pricing of the Securities occurs after 4:30 P.M. Eastern time, on the fourth full business day thereafter)(unless, in either case, postponed pursuant to Section 10), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer in immediately available funds against delivery of the Securities to you for the respective accounts of the several Underwriters.

                  (e) The Securities shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as you may request in writing at least two full business days before the Closing Time. The Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

                  (f) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Time.

                  Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will not at any time file or make any amendment to the Registration Statement, (including any filing under Rule 462(b)), file a Term Sheet or file or make any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Original Registration Statement at the time it becomes effective or to the Prospectus (including amendments of the documents incorporated by reference into the prospectus or to the Prospectus pursuant to Item 12 and Rule 412), of which you shall not have previously been advised and furnished a copy, or to which you or counsel for the Underwriters shall reasonably object in writing.

                  (c) The Company has furnished or will furnish to you and counsel for the Underwriters, without charge, as many copies (including at least 1 signed copy) of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 and Rule 412) and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

                  (d) The Company will deliver to each Underwriter, without charge, from time to time until the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request.

                  (e) The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly upon becoming aware of such event or condition prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Company will use its best efforts in cooperation with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

                  (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

                  (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (j) For a period of two years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                  (k) Between the date hereof and the Closing Time, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering (other than the Securities). This limitation is not applicable to the public offering of tax exempt securities guaranteed by the Company.

                  (l) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

                  (m) If the Company has elected to rely on Rule 434, it will comply with the requirements of Rule 434, and the Prospectus will not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it becomes effective.

                  (n) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern time on the date of the Price Determination Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b).

                  (o) If applicable, the Company will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

                  (p) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange on the date of the Price Determination Agreement.

                  (q) The Company agrees that, at its expense, (i) as soon as practicable after the Closing Time and the effectiveness of a registration statement with respect to the Securities, it will promptly prepare a registration statement under the Securities Act in connection with the market-making activities of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") with respect to the Securities issued in accordance with this agreement containing such disclosures as may be required by the Securities Act and other applicable laws and such other disclosures as are customary and appropriate for such a document and file such registration statement and use its best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable thereafter or (ii) in lieu of the registration statement in clause (i) hereof, the Company will cause the Registration Statement to contain alternative pages in connection with the market-making activities of MLPF&S with respect to the Securities, and that, in the case of either clause (i) or (ii) hereof, it will keep such registration statement in effect as long as is required by the Securities Act in the reasonable judgment of MLPF&S to engage in market-making activities. The Company agrees to obtain from its independent accountants, at its expense, on each effective date of such registration statement, a letter addressed to MLPF&S dated such date covering matters described in Section 5(g-j), modified as appropriate to reflect the registered nature of the Securities, in each case in form and substance satisfactory to MLPF&S. The Company agrees to furnish to MLPF&S as many copies of the Prospectus and of each report of the Company filed with the Commission pursuant to Section 13 or 15 of the Exchange Act as MLPF&S shall reasonably request in connection with its market-making activities. If a "qualified independent underwriter" is required by the National Association of Securities

         Dealers, Inc. ("NASD") in connection with such market-making activities, the Company shall pay such underwriter's fee (in a customary amount for transactions of this type and amount) and expenses and to indemnify such underwriter on customary terms. Such qualified independent underwriter shall be a firm selected by MLPF&S and reasonably agreed upon by the Company.

                  Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement (except for the Price Determination Agreement), the Indenture, the Securities, the Blue Sky Survey (which shall not be typeset) and the Legal Investment Survey, if any, (c) the delivery of the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of Shearman & Sterling as counsel for the Underwriters solely in connection therewith, and in connection with the Blue Sky Survey, (f) the listing fees and expenses incurred in connection with listing the Securities on the New York Stock Exchange (g) the Legal Investment Survey, if any, (h) any fees charged by rating agencies for rating the Securities and (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities.

                  If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of Shearman & Sterling as counsel for the Underwriters.

                  Section 5. Conditions of Underwriters' Obligations. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein (including those contained in the Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) The Original Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 9:00 A.M. Eastern time on the day following the date of the Price Determination Agreement, and (ii) the time confirmations are sent or given, as specified by Rule 462(b), or, with respect to the Original Registration Statement, at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request made to the Company on the part of the Commission for additional information with respect to the Registration Statement shall have been complied with to the satisfaction of Shearman & Sterling as counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  If the Company has elected to rely upon Rule 434, a Term Sheet, which together with the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Original Registration Statement at the time it becomes effective, shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) At the Closing Time, you shall have received a signed opinion of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit C hereto.

                  (c) At the Closing Time, you shall have received a signed opinion of Laurene H. Horiszny, Esq., Vice President, Secretary and General Counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit D hereto.

                  (d) At the Closing Time, you shall have received a signed opinion of NSK-Warner's Japanese counsel, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit E hereto.

                  (e) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) hereof appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, this Agreement, the Indenture, the Registration Statement, the Prospectus and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (f) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and Rule 434 (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in
         Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or an Assistant Treasurer, of the Company, dated as of the Closing Time, to such effect.

                  (g) At the time that this Agreement is executed by the Company, you shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

                      (i) in their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                      (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and each Committee of the Company's Board of Directors and of each Committee of the Board of Directors of any Subsidiary since January 1, 1996, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the 10-Q Financials incorporated by reference in
                      the Registration Statement and the Prospectus do not comply as to form in all material respects with the accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) at [September 30], 1996 and at a specified date
                      not more than five days prior to the date of this Agreement, there was any change in the capital stock of the Company and the Subsidiaries or any decrease in the consolidated net current assets or stockholders' equity of the Company and the Subsidiaries or any increase in long-term debt of the Company and the Subsidiaries, in each case as compared with amounts shown in the latest consolidated balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                           (C) for the period from [October 1], 1996 to a
                      specified date not more than five days prior to the date of this Agreement, there was any decrease in net sales, equity in affiliate earnings and other income, earnings before interest and finance charges and income taxes or net earnings, in each case as compared with the comparable period in the preceding year;

                      (iii) based upon the procedures set forth in clause
                 (ii) above and a reading of the Selected Historical Financial Data included in the Registration Statement and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the Selected Historical Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; and

                      (iv) they are unable to and do not express any opinion on the Pro Forma Financial Data (the "Pro Forma Statement") included or incorporated by reference in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of such letter they have:

                           (A) read the Pro Forma Statement;

                           (B) made inquiries of certain officials of the
                      Company and of the Coltec Subsidiaries who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                           (C) proved the arithmetic accuracy of the application
                      of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

                  on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statement included or incorporated by reference in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (v) in addition to the procedures referred to in
                  clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                  (h) At the time that this Agreement is executed by the Company, you shall have received from KPMG Peat Marwick a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the NSK-Warner within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

                           (i) in their opinion, the audited financial
                  statements and the related financial statement schedules for NSK-Warner included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                           (ii) they have read the latest available unaudited
                 interim consolidated financial statements of NSK-Warner, the minutes of all meetings of the stockholders and directors of NSK-Warner and each Committee of the Board of Directors since April 1, 1996, inquired of certain officials of NSK-Warner responsible for financial and accounting matters, and made such other inquiries and performed such other procedures as may be specified in such letter, and officials of NSK-Warner stated that:

                           (A) at [September 30], 1996 and at a specified date
                      not more than five days prior to the date of this Agreement, there was no change in the common stock of NSK-Warner or decrease in the net current assets or stockholders' equity of NSK-Warner or increase in the notes payable or long-term debt of NSK-Warner, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement; or

                           (B) for the period from [October 1], 1996 to a
                      specified date not more than five days prior to the date of this Agreement, there was no decrease in sales, earnings before income taxes or net earnings, in each case as compared with the corresponding period in the preceding year.

                 (i) At the time that this Agreement is executed, you shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Coltec Subsidiaries and the Company within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

                      (i) in their opinion, the audited financial statements and the related financial statement schedules for the Coltec Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations;

                      (ii) they have read the latest available unaudited interim consolidated financial statements of the Coltec Subsidiaries, the minutes of all meetings of the stockholders and directors of the Coltec Subsidiaries and each Committee of the Boards of Directors since January 1, 1996, inquired of certain officials of the Coltec Subsidiaries responsible for financial and accounting matters, and made such other inquiries and performed such other procedures as may be specified in such letter, and officials of the Coltec Subsidiaries stated that:

                                    (A) at June 17, 1996, there was no change in
                           the capital stock of the Coltec Subsidiaries or any decrease in the consolidated net current assets or stockholders' equity of the Coltec Subsidiaries or any increase in long-term debt of the Coltec Subsidiaries, in each case as compared with amounts shown in the latest consolidated balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                                    (B) for the period from April 1, 1996 to May
                           31, 1996, there was no decrease in net sales, earnings before income taxes or net earnings, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and

                           (iii) based upon the procedures set forth in clause
                  (ii) above, nothing has come to their attention that gives them reason to believe that the information set forth in the latest available unaudited interim consolidated financial statements of the Coltec Subsidiaries is not fairly stated in relation to the financial statements from which it was derived or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

                  (j) At the Closing Time, you shall have received from each of Deloitte & Touche LLP, KPMG Peat Marwick and Arthur Andersen LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to Sections 5(g), 5(h) and 5(i), respectively, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

                  (l) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

                  (m) The Securities shall have been duly authorized for listing by the New York Stock Exchange on the date of the Price Determination Agreement, subject only to official notice of issuance thereof and notice of a satisfactory distribution of the Securities.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                  Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if Rule 434 is used, if the Prospectus is "materially different", as such term is used in Rule 434, from the prospectus included in the Original Registration Statement at the time it becomes effective;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

                  Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Illinois authorities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1, 6, 7 and 8 shall remain in effect.

                  (c) This Agreement may also terminate pursuant to the provisions of Section 2(c), with the effect stated in such Section.

                  Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that the principal amounts of Securities set forth opposite the names of such non-defaulting Underwriters in Schedule A bear to the total aggregate principal amount of Securities set forth opposite the names of such non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, Attention: Samuel R. Chapin; and notices to the Company shall be directed to it at 200 South Michigan Avenue, Chicago, Illinois 60604, Attention: General Counsel.

                  Section 12. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

                  Section 13. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you as Representatives will be binding upon all Underwriters.

                  Section 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

                  Section 15. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                            -------------------------

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                    Very truly yours,

                                                    BORG-WARNER AUTOMOTIVE, INC.

                                                    By: ________________________
                                                       Name:
                                                       Title:

Confirmed and accepted as of
       the date first above written:

MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.

  By:  Merrill Lynch & Co.
             Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated

By________________________
  Name:
  Title:
           Investment Banking Group

For themselves and as Representatives of the other Underwriters named in Schedule A.

                                   SCHEDULE A

                                                                Principal Amount
                                                                  of Securities
                Underwriter                                      to Be Purchased
                -----------                                     ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........    $

Chase Securities Inc.  .....................................

Morgan Stanley & Co. Incorporated...........................

NationsBanc Capital Markets, Inc.  .........................



Total.......................................................
                                                                 ---------------
                                                                 $
                                                                 ===============

                                                                       Exhibit A

                          BORG-WARNER AUTOMOTIVE, INC.
                            (a Delaware corporation)

                       __% Senior Notes due ________, 2006


                          PRICE DETERMINATION AGREEMENT

                                ___________, 1996

MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.
            As Representatives of the several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

                  Reference is made to the Purchase Agreement dated ___________, 1996 (the "Purchase Agreement") between Borg-Warner Automotive, Inc. (the "Company") and the several Underwriters named in Schedule A thereto or hereto (the "Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Capital Markets, Inc. are acting as representatives (the "Representatives"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of the Company's __% Senior Notes due ___________, 2006 (the

"Securities"). This Agreement is the Price Determination Agreement referred to in the Purchase Agreement. Terms not defined herein are used herein as defined in the Purchase Agreement.

                  Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Representatives as follows:

                  1. The initial public offering price of the Securities shall be _____% of the principal amount thereof, plus accrued interest[, if any,] from _______, 1996.

                  2. The purchase price of the Securities to be paid by the several Underwriters shall be _____% of the principal amount thereof, plus accrued interest[, if any,] from __________, 1996 to the Closing Time.

                  3. The interest rate to be borne by the Securities shall be _____% per annum.

                  4.  The Securities will mature on _________, 2006.

                  The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in
Section 1(a) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

                  Additionally, if the Company elects to rely on Rule 462(b), the Company covenants to each of the Underwriters that:

         (a) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) prior to the time confirmations are sent or given, as specified in Rule 462(b) of the 1933 Act; and

         (b) the Company will give irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act Regulations or the Commission will have received payment of such filing fee upon filing of the Rule 462(b) Registration Statement.

                  As contemplated by Section 2 of the Purchase Agreement, attached as Schedule A is a completed list of the several Underwriters, which shall be a part of this Agreement and the Purchase Agreement.

                  This Agreement shall be governed by the laws of the State of New York.

                              --------------------

                  If the foregoing is in accordance with the understanding of the Representatives of the agreement between the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Purchase Agreement, shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Purchase Agreement.

                                            Very truly yours,

                                            BORG-WARNER AUTOMOTIVE, INC.

                                            By: ________________________________
                                               Name:
                                               Title:

Confirmed and accepted as of
       the date first above written:

MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.

  By:  Merrill Lynch & Co.
             Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated

By________________________
  Name:
  Title:

            Investment Banking Group

For themselves and as Representatives of the other Underwriters named in Schedule A.

                                                                       Exhibit B

                                  SUBSIDIARIES

                                                                     Percent of
                                                                     Capital Stock
                                                                     Beneficially Owned by
                                                                     Borg-Warner Automotive,
Name of Subsidiary                                                   Inc. or the Subsidiaries
------------------                                                   ------------------------
Borg-Warner Automotive Powertrain Systems Corporation                          100
    Borg-Warner Automotive South Asia Corporation                              100
        Divgi-Warner Pvt., Ltd.                                                 60
        Huazhong Warner Transmission Company                                    60
        Borg-Warner Automotive Powertrain
          Service Center Corporation                                           100
    Borg-Warner Automotive Powdered Metals Corporation                         100
    Borg-Warner Automotive Diversified Transmission
      Products Corporation                                                     100

Borg-Warner Automotive Air/Fluid Systems Corporation                           100
    Borg-Warner Automotive Air/Fluid Systems
      Corporation of Michigan                                                  100
    Borg-Warner Automotive Control Systems Holding Corporation                 100
        Borg-Warner Automotive Control Systems Europe S.A.S.                    90
                           Societe de l'Usine de la Marque                     100

Borg-Warner Automotive Morse TEC Corporation                                   100
         Borg-Warner Automotive (Canada) Ltd.                                  100
         Borg-Warner Automotive Japan Corporation                              100
                  Borg-Warner Automotive K.K.                                  100
                  Borg-Warner Automotive Taiwan Co., Ltd.                      100
         B.W. Componentes Mexicanos de Transmissiones S.A. de C.V.              86
         Morse TEC Europe, Sp.A                                                100

Borg-Warner Automotive Foreign Sales Corporation                               100

Borg-Warner Automotive Automatic Transmission Systems Corporation              100
         Borg-Warner Automotive Europe Corporation                             100
                  Borg-Warner Automotive GmbH                                  100
         Borg & Beck Torque Systems, Inc.                                      100
         Borg-Warner Automotive-NW Corporation                                 100
                  Borg-Warner Automotive Korea, Inc.                            60

Creon Insurance Agency, Ltd.                                                   100
         Creon Trustees, Ltd.                                                  100

Coltec Automotive Inc.                                                          100
Coltec Industries Inc.                                                         100
         Stemco Inc.                                                            100
                  Performance Friction Products                                100
Holley Automotive Inc.                                                          100
Holley Automotive Group, Ltd.                                                  100
Holley Automotive Systems GmbH                                                 100